Exhibit 5.1

WARD AND SMITH, P.A.

ATTORNEYS AT LAW

April 25, 2006

The Board of Directors

Bank of Wilmington Corporation

1117 Military Cutoff Drive

Wilmington, North Carolina 28405

RE:    Our File 990714-00056

Gentlemen:

We have acted as counsel to Bank of Wilmington Corporation (“BankCorp”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement is being filed for purposes of registering under the Act BankCorp’s issuance and sale of up to 340,474 shares of its $3.50 par value common stock in connection with stock options (“Options”) granted pursuant to the terms of BankCorp’s 1999 Incentive Stock Option Plan, as amended, and up to 194,037 shares of BankCorp’s common stock in connection with Options granted under its 1999 Nonstatutory Stock Option Plan, as amended. In this letter, the two Option plans are referred to collectively as the “Option Plans,” and the shares of common stock being registered are referred to as the “Shares.”

In connection with rendering our opinion set forth in this letter, we have examined or relied upon copies of the following documents:

1.	the Registration Statement;

2.	the Option Plans, and the forms of stock option agreements evidencing Options granted thereunder;

3.	resolutions adopted by BankCorp’s Board of Directors relating to the Option Plans, Options granted thereunder, and the Registration Statement; and,

4.	such other records and certificates and instruments as we have considered necessary for purposes of the opinion expressed herein.

In delivering this letter, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the original or certified copies of all documents submitted to us as conformed or reproduction copies, and (ii) that the copies of board resolutions provided to us by BankCorp are accurate and complete and evidence all actions taken by BankCorp’s Board of Directors pertaining to the Option Plans, Options granted thereunder, and the Registration Statement.

WARD AND SMITH, P.A

The Board of Directors

Bank of Wilmington Corporation

April 25, 2006

Based upon and subject to the foregoing, as well as the qualifications set forth below, it is our opinion as of this date that, (i) when the Registration Statement has become effective, and upon compliance with the pertinent provisions of the Act, and (ii) when the Shares have been properly issued and sold in accordance with the terms of the respective Option Plans and the Options granted thereunder (including BankCorp’s receipt of the specified consideration for such Shares and the satisfaction of all other conditions to such issuance), then the Shares will be legally issued, fully paid and nonassessible.

This opinion is furnished under the requirements of Item 605(b)(5) of Regulation S-K promulgated under the Act. We consent to your filing of this opinion as an Exhibit to the Registration Statement. Our consent is not an admission that our consent is required to be filed in the Registration Statement by Section 7 of the Act, which requires consent of certain persons who prepared or certified any part of, or a report or valuation used in, a registration statement. We have furnished this opinion solely for your benefit in connection with the Registration Statement and it may not be quoted, relied upon, or used for any other purpose without our prior express written consent.

No opinions may be inferred beyond the one we expressly state in this letter. Our opinion is limited to matters of North Carolina law and does not extend to compliance with federal and state securities laws relating to the Offering. Our opinion is limited to matters in existence as of the date of this letter, and we expressly disclaim any duty or responsibility to update or supplement this letter, or our opinion or the information upon which it is based, after the date of this letter to reflect any change in the law or facts.

Yours truly,

/s/ WARD AND SMITH, P.A.
WARD AND SMITH, P.A.